UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.       )

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Medialink Worldwide Incorporated

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MEDIALINK WORLDWIDE INCORPORATED
708 THIRD AVENUE
NEW YORK, NEW YORK 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 19, 2008

To Medialink Worldwide Incorporated Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Medialink Worldwide Incorporated (the "Company") will be held on June 19, 2008, at 9:30 a.m., Eastern Daylight Time, at Medialink Worldwide Incorporated, 708 Third Avenue, New York, NY 10017 (the "Meeting"), for the following purposes, all as more fully described in the accompanying Proxy Statement:

1.	To elect three directors who are to serve for three-year terms, expiring at the annual meeting in 2011 and until their successors are appointed or elected and qualified;

2.	To ratify the appointment of KPMG LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 29, 2008, will be entitled to receive notice of and to vote at the meeting. A complete list of stockholders entitled to vote at the Meeting will be maintained at the offices of the Company for a period of at least ten days prior to the Meeting.

Whether or not you expect to attend the Meeting, we urge you to read the accompanying Proxy Statement and then complete, sign, date, and return the proxy card in the accompanying envelope as soon as possible so that your shares may be represented at the Meeting.

By Order of the Board of Directors,

KENNETH G. TOROSIAN
Chief Financial Officer, Treasurer,
and Secretary

Dated: May 15, 2008

MEDIALINK WORLDWIDE INCORPORATED
708 THIRD AVENUE
NEW YORK, NEW YORK 10017

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held on June 19, 2008

This Proxy Statement is furnished to stockholders of Medialink Worldwide Incorporated, a Delaware corporation (the "Company" or "Medialink"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at its Annual Meeting of Stockholders and any adjournments thereof (the "Meeting"). The Meeting is scheduled to be held on June 19, 2008, at 9:30 a.m., Eastern Daylight Time, at Medialink Worldwide Incorporated, 708 Third Avenue, New York, NY 10017.

INTRODUCTION

The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company in connection with the Meeting to be held at Medialink Worldwide Incorporated, 708 Third Avenue, 8th floor, New York, NY 10017, on June 19, 2008 at 9:30 a.m., Eastern Daylight Time, or any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy will first be sent to stockholders on or about May 15, 2008.

At the Meeting, stockholders will be asked to vote upon: (1) the election of three directors to serve three-year terms, expiring at the 2011 annual meeting; (2) the ratification of the Company's Independent Registered Public Accounting Firm; and (3) such other business as may properly come before the Meeting and at any adjournments thereof.

Each proxy executed and returned by a stockholder may be revoked at any time thereafter by written revocation, by execution of a written proxy bearing a later date or by attending the Meeting and voting in person. No such revocation will be effective, however, with respect to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Where instructions are indicated, proxies will be voted in accordance therewith. Where no instructions are indicated, proxies will be voted for the election of the nominees for director set forth herein and for the other proposals.

The Board of Directors has fixed April 29, 2008, as the record date (the "Record Date") for the purpose of determining the stockholders entitled to notice of and to vote at the Meeting. As of such date, there were issued and outstanding and entitled to vote 6,428,059 shares of Common Stock, each such share being entitled to one vote on each matter properly brought before the Meeting. A quorum of the stockholders, present in person or by proxy, consists of the holders of a majority of the outstanding shares.

The cost of solicitation of proxies will be borne by the Company. The Board of Directors may use the services of the individual directors, officers and other regular employees of the Company to solicit proxies personally or by telephone or facsimile and may request brokers, fiduciaries, custodians, and nominees to send proxies, Proxy Statements, and other material to their principals and reimburse them for their out-of-pocket expenses.

PROPOSAL 1: ELECTION OF DIRECTORS

The Company's Amended and Restated Certificate of Incorporation provides for a classified Board of Directors consisting of three classes of directors with staggered three-year terms. The Board currently consists of nine persons in three classes, each class consisting of three directors. The directors elected to the class whose term of office expires at the Meeting are Harold Finelt, Laurence Moskowitz, and Jeffrey Stone. Each nominee will serve for a term of three years, expiring at the 2011 annual meeting of stockholders and until their successors have been duly appointed or elected and qualified. The nominees listed below are currently directors of the Company, and all nominees have agreed to serve as directors if elected. Each of the nominees for election at the Meeting, other than Laurence Moskowitz, is independent in accordance with the independence requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”) listing standards.

Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election of directors of the three nominees, in each case until his or her successor is appointed or elected and qualified. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors. The Board of Directors expects that each nominee named will serve if elected. If you wish to withhold authority to vote for any nominee, you can do so by following the directions set forth on the form of proxy solicited by our Board of Directors.

The Board of Directors Recommends a Vote FOR All Three Nominees.

Nominees for director for three-year term ending in 2011:

Name	Position with the Company or Principal Occupation	Director Since

Harold Finelt	Venture Partner of American Research & Development, a private venture capital firm	1987

Laurence Moskowitz.	Chairman of the Board, President and Chief Executive Officer of the Company	1986

Jeffrey Stone	Private investor	2007

Continuing director for term ending upon the 2010 annual meeting of stockholders:

Name	Position with the Company or Principal Occupation	Director Since

Bruce E. Bishop	Chief Financial Officer – U.S. of Next Fifteen Communications Group plc	2004

John M. Greening.	Associate Professor at The Medill Graduate Program	2003

Catherine Lugbauer	President of The Lugbauer Group	2002

Continuing director for term ending upon the 2009 annual meeting of stockholders:

Name	Position with the Company or Principal Occupation	Director Since

Douglas S. Knopper	Co-CEO Freewheel Media, Inc.	2006

James J. O’Neill	Private Financial Consultant	1994

Theodore Wm. Tashlik.	Member of Tashlik, Kreutzer, Goldwyn & Crandell P.C., a law firm	1992

Directors

All nominees for election as directors are members of the present Board of Directors. The following table sets forth certain information with respect to the directors of the Company as of April 21, 2008:

Name	Position

Laurence Moskowitz	Chairman of the Board, President and Chief Executive Officer

Bruce E. Bishop.	Director

Harold Finelt.	Director

John M. Greening.	Director

Douglas S. Knopper.	Director

Catherine Lugbauer	Director

James J. O'Neill	Director

Jeffrey Stone.	Director

Theodore Wm. Tashlik	Director

Laurence Moskowitz, 56, the founder of Medialink, has served as Chairman of the Board, President, and Chief Executive Officer of the Company since its inception in 1986. He began his professional career as a reporter for United Press International in Pittsburgh before being promoted to an editor for UPI in Philadelphia. In 1976 Mr. Moskowitz founded Mediawire, a Philadelphia-based regional public relations newswire, which was merged into a British media company in 1985, where he was Vice President until leaving to form Medialink.

Bruce E. Bishop, 47, has served as a director of the Company since 2004. He has been Chief Financial Officer - U.S. of Next Fifteen Communications Group plc (“Next Fifteen”), a holding company for a group of worldwide PR consultancies, since October 2007. Previously, he was Chief Financial Officer of Text 100, a technology-based public relations company and a subsidiary of Next Fifteen, from September 2005 until October 2007. Prior to that, Mr. Bishop was Chief Financial Officer of the domestic operations of Incepta Group plc, a global marketing and communications company from 1998 to 2005.

Harold Finelt, 47, has served as a director of the Company since 1987. Mr. Finelt joined American Research & Development, a private venture capital firm, as an associate in 1986 and he has been a Vice President, a general partner, and is now a Venture Partner of American Research & Development's venture funds.

John M. Greening, 56, has served as a director of the Company since 2003. Mr. Greening has been an associate professor of The Medill Graduate Program at Northwestern University since 2000. He is a former executive vice president of DDB Needham, a unit of DDB, one of the world’s leading advertising agency networks and a branded network of Omnicom Group (NYSE:OMC), and he held various executive positions from 1975 to 2002.

Douglas S. Knopper, 47, has served as a director of the Company since 2006. In April 2007, Mr. Knopper co-founded Freewheel Media, Inc., a provider of online video advertising solutions, and serves as its co-CEO. Prior to that, Mr. Knopper was the Chief Executive Officer of Bitpass, Inc., a Silicon Valley provider of digital commerce technology solutions, until its sale in January 2007. Mr. Knopper served as Senior Vice President and General Manager, Ad Management, at DoubleClick from 2000 to 2005. Prior to his time at DoubleClick, Mr. Knopper oversaw advertising campaigns at Lowe and Partners, TBWA/Chiat Day, and J. Walter Thompson.

Jeffrey Stone, 52, is a private investor and is currently a director of three private companies: Indigo Biosystems, a provider of bioinformatics technologies to the life sciences industry; Rock-It Cargo, a worldwide freight forwarder; and Alstom Power Rentals, a provider and operator of electrical generation facilities and services.

Catherine Lugbauer, 60, has served as a director of the Company since 2002. Ms. Lugbauer has been President of The Lugbauer Group, a management consulting firm specializing in client satisfaction since 2003, and was also a partner in Kelly & Lugbauer, a consulting firm that helped corporate public relations functions improve their alignment with their organization’s strategic goals from 2003 to 2005. Prior to that, she was global chief operating officer of Weber Shandwick, a large global public relations firm and a unit of The Interpublic Group of Companies (NYSE: IPG), from 2000 to 2002.

James J. O'Neill, 70, has served as a director of the Company since 1994. Mr. O’Neill is an attorney and serves as a private financial consultant and a member of the board of directors of Companion Life Insurance Company. He served as an officer and Senior Vice President of Rothschild Inc., the U.S. office of the Rothschild family, from 1986 to 1995.

Theodore Wm. Tashlik, 68, has served as a director of the Company since 1992. For more than twenty-five years Mr. Tashlik has been a member of the law firm of Tashlik, Kreutzer, Goldwyn & Crandell P.C., which represents the Company in certain matters.

Directors’ Compensation

Directors receive cash compensation in the amount of $2,500 for their services for each Board meeting in which they participate, $500 for participating in other informational sessions, and are reimbursed for expenses incurred in connection with their Board activities. Directors also participate in “executive” sessions, without management present, for which no separate fee is earned. Members of the Audit Committee receive a quarterly fee of $3,750, with the exception of the chairman of the Audit Committee, who receives a quarterly fee of $5,000. Members of the Compensation Committee receive a quarterly fee of $1,250, with the exception of the chairman of the Compensation Committee, who receives a quarterly fee of $1,625. Members of the Nominating Committee receive a quarterly fee of $750. All such quarterly committee fees are fixed irrespective of the number of meetings held, if any, during the relevant quarterly period. In addition, under the Company’s 1996 Directors Stock Option Plan, each non-employee director is granted options to purchase 10,000 shares of Common Stock upon initially joining the Board and is granted options to purchase 3,000 shares of Common Stock on the first business day of each subsequent year.

The following table shows the compensation earned by the Company’s non-employee directors for the year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)		Total ($)

Bruce E. Bishop	36,500	12,044	(2)	48,544
Harold Finelt	57,000	7,624	(3)	64,624
John M. Greening	17,000	7,624	(4)	24,624
Douglas S. Knopper	19,000	10,161	(5)	29,161
Catherine Lugbauer	19,500	7,624	(6)	27,124
James J. O'Neill	46,000	7,624	(3)	53,624
Jeffrey Stone	4,750	2,140	(7)	6,890
Theodore Wm. Tashlik	16,500	7,624	(8)	24,124
Donald Kimelman	19,500	4,903	(9)	24,403

(1)
Represents the amount expensed in 2007 under Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment” (“SFAS No. 123R”) in connection with current and prior year option awards.

(2)	Options to purchase 19,000 shares of Common Stock were outstanding at December 31, 2007.
(3)	Options to purchase 34,400 shares of Common Stock were outstanding at December 31, 2007.
(4)	Options to purchase 22,000 shares of Common Stock were outstanding at December 31, 2007.
(5)	Options to purchase 13,000 shares of Common Stock were outstanding at December 31, 2007.
(6)	Options to purchase 25,000 shares of Common Stock were outstanding at December 31, 2007.
(7)	Options to purchase 10,000 shares of Common Stock were outstanding at December 31, 2007.
(8)	Options to purchase 44,400 shares of Common Stock were outstanding at December 31, 2007.
(9)
Mr. Kimelman resigned from the Board in June 2007. Options to purchase 38,400 shares of Common Stock were outstanding at December 31, 2007. All such options were exercisable through March 29, 2008, at which time they were forfeited.

Meetings of the Board of Directors and Committees

During 2007, the Board of Directors held five meetings, with each director attending at least 75% of the aggregate of the total number of meetings of the Board of Directors and the committees on which the director served. The Board of Directors also held four informational sessions during 2007. The Company’s non-employee directors held five “executive” meetings, separate from management, which occurred on the same days as the Board meetings in 2007. While the Company has no formal policy regarding Board member’s attendance at our Annual Meeting, the Company has scheduled a Board meeting to coincide with the 2008 Annual Meeting. Our 2007 Annual Meeting was attended by 100% of the directors.

Independence of Directors

The Board has determined that the following directors, who constitute a majority of the Board, are independent: Bruce E. Bishop, Harold Finelt, John M. Greening, Douglas S. Knopper, Catherine Lugbauer, James J. O’Neill, and Jeffrey Stone. In addition, the Board had determined that through the date of his resignation from the Board in June 2007, Donald Kimelman was independent. To qualify as independent, a director must meet the independence standards set out by the Nasdaq, the Securities and Exchange Commission (“SEC”), and any other applicable regulatory body, and the Board of Directors must affirmatively determine that a director has no material relationship with the Company other than as a director.

Committees

The Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Nominating Committee, all members of which are independent directors. During 2007, the Board combined the responsibilities of the Stock Option and Compensation Committees.

Audit Committee. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of an independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal controls. In addition, the Audit Committee meets periodically with the independent registered public accounting firm and representatives of management to review accounting activities, financial controls, and financial reporting matters. The responsibilities of the Audit Committee are set forth in its written charter, a copy of which was included as Appendix B to the Company’s 2007 Proxy Statement.

The Audit Committee, which is comprised of Messrs. Bruce E. Bishop, Harold Finelt, and James J. O'Neill, held four meetings during 2007. All of the members of the Audit Committee are “independent” as defined under rules promulgated by the Nasdaq. Mr. Finelt, the chairman of the Audit Committee, and Mr. Bishop are financial experts serving on the Audit Committee.

Compensation Committee. The Compensation Committee has direct and sole responsibility for establishing the compensation and benefit programs for the Company’s executive officers, including those officers’ individual base salaries, annual cash bonus awards, and long-term incentive awards, such as stock options. The Compensation Committee establishes the level of compensation for executive officers based on a number of factors, including the committee members’ experience and knowledge, overall Company performance, and competitive market data. The Compensation Committee periodically reviews the compensation of executive officers and may consider changes to such compensation at any time, including any changes required pursuant to an employment agreement. The Compensation Committee may solicit recommendations from the Chief Executive Officer regarding compensation of other executive officers, but under no circumstances do executive officers of the Company play a role in establishing their own compensation.

The Compensation Committee has direct and sole responsibility for recommending to the full Board the compensation for members of the Board and its various committees. The Compensation Committee bases such recommendations on the existing responsibilities of directors and competitive director compensation information. The Board approves all director and committee member compensation. The Compensation Committee has not delegated any of its authority nor has it relied on any compensation consultants in establishing the compensation for executive officers and directors. The Compensation Committee is also responsible for administering the Company’s stock option plans. The Compensation Committee does not have a charter.

The Compensation Committee was comprised of Messrs. Finelt, O’Neill, and, through the date of his resignation from the Board in June 2007, Mr. Kimelman. Mr. Jeffrey Stone was appointed to the Compensation Committee in November 2007. The Compensation Committee held four meetings during 2007.

Nominating Committee. The Nominating Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Stockholders in accordance with the Nominating Committee’s charter, a copy of which was included as Appendix A to the Company’s 2007 Proxy Statement. The Nominating Committee is comprised of Ms. Lugbauer and Mr. Greening. During 2007, the Nominating Committee met with the Board in approving the appointment of a director in August 2007 and had no objection to those directors who stood for re-election at the Company’s 2007 Annual Meeting of Stockholders.

In evaluating the suitability of individuals for Board membership, the Nominating Committee takes into account many factors, including whether the individual meets the requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a publicly-traded company in today’s global business environment; the individual’s understanding of the Company’s business and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. The Nominating Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Nominating Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Nominating Committee may identify certain skills or attributes, such as financial experience and global business experience, as being particularly desirable to help meet specific Board needs that have arisen. The Nominating Committee does not distinguish between nominees recommended by stockholders and other nominees.

In identifying potential candidates for Board membership, the Nominating Committee relies on suggestions and recommendations from the Board, stockholders, management and others. The Company’s By-Laws provide that in order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of the Company’s By-Laws. To be timely, the Company’s By-Laws provide that the Company must have received the stockholder’s notice not less than 90 days nor more than 120 days prior to the first anniversary date on which the Company first mailed its proxy materials for the preceding year’s annual meeting of stockholders. However, if the date of the meeting is advanced more than 30 days prior to or delayed by more than 90 days after the anniversary date of the preceding year’s annual meeting, the Company must receive the stockholder’s notice by the later of (i) the 90th day prior to such annual meeting date or (ii) the 10th day following the day on which public announcement of such meeting is first made. The By-Laws require the notice to include all information about the nominee that must be disclosed in proxy solicitations under Regulation 14A of the Securities Exchange Act of 1934 and the related rules and regulations under that Regulation, such person’s written consent to being named in the proxy statement as a nominee, and the name and address of the stockholder making the nomination. Stockholders wishing to suggest candidates to the Nominating Committee for consideration as directors must submit a written notice to the Company’s secretary, Kenneth G. Torosian, at the address set forth on the first page of this Proxy Statement, who will provide it to the Nominating Committee.

It is proposed that three directors, two of whom are non-employee directors and one of whom is an employee director, be re-elected to hold office until the 2011 Annual Meeting of Stockholders and until their successors have been appointed or elected and qualified. The Nominating Committee has recommended to the Board, and the Board has approved, the persons named and, unless otherwise marked, a proxy will be voted for such persons.

Policies on Code of Ethics

The members of the Board of Directors, executive officers, and all other employees of the Company are required to comply with policies regarding confidentiality, insider trading, and business ethics (collectively, the “Code of Ethics”). The Code of Ethics is intended to be a standard and tool against which to measure their actions and to help such individuals to recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and foster a culture of honesty and accountability. The Company maintains a secure and anonymous “whistleblower hotline” for directors, executive officers, and all other employees to report any inappropriate, unethical, or illegal accounting or reporting matters.

The full text of the Code of Ethics is available on the Company’s website (www.medialink.com) or can be provided upon written request without charge. Such written request must be addressed to the attention of Kenneth G. Torosian, Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

Communications with Directors

A stockholder may communicate with the directors of the Company and the Board’s Committees by sending an e-mail to IR@medialink.com. A stockholder may also write to any of the directors c/o Kenneth G. Torosian, Secretary at Medialink Worldwide Incorporated, 708 Third Avenue, New York, NY 10017.

Communications are distributed to the full Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations, or advertisements. In addition, material that is unduly hostile, threatening, illegal, or similarly unsuitable will be excluded, with the provisions that any communication that is filtered out must be made available to any outside Director upon request.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules issued thereunder, the Company's directors, executive officers and persons holding more than 10% of the Company's outstanding Common Stock are required to file with the SEC and the National Association of Securities Dealers, Inc., reports of ownership and changes in ownership of common stock and other equity securities of the Company. Based solely on the Company's review of copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during fiscal 2007, all of its executive officers, directors, and persons holding more than 10% of the Company's outstanding Common Stock complied with the requirements of Section 16(a), except for Mr. Lawrence Thomas, who was late in filing one report for one transaction.

Certain Relationships and Related Transactions

Since the beginning of the Company’s last fiscal year, there has not been nor is there currently proposed any transaction or series of transactions to which the Company was or is to be a party in which the amount exceeds $120,000 and in which any director, executive officer, holder of more than 5% of the Common Stock of the Company or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than the transactions described below.

Tashlik, Kreutzer, Goldwyn & Crandell P.C. (“TKG&C”) received $259,490 in legal fees and disbursements for services performed for the Company and its subsidiaries during the Company’s year ended December 31, 2007. Mr. Theodore Wm. Tashlik, a member of such firm, is a director of the Company. TKG&C has acted as legal counsel to the Company for over fifteen years.

The Company has entered into indemnification agreements with each of its directors and executive officers. Such indemnification agreements require the Company to indemnify its directors and officers to the fullest extent permitted by Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 21, 2008 by (i) each executive officer, identified in the Summary Compensation Table below; (ii) each director and nominee for director; (iii) all executive officers and directors as a group; and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.

	Shares of Common Stock Beneficially Owned as of April 21, 2008 (1)
Executive Officers, Directors and 5% Stockholders	Number of Shares	Percent of Class

Laurence Moskowitz (2)	491,889	7.51%

Lawrence Thomas (3)	27,000	*

Kenneth G. Torosian (4)	14,000	*

Bruce E. Bishop (5)	16,000	*

Harold Finelt (6)	101,624	1.57%

John M. Greening (7)	22,000	*

Douglas S. Knopper (8)	7,667	*

Catherine Lugbauer (9)	22,000	*

James J. O'Neill (10)	30,400	*

Jeffrey Stone	70,659	1.10%

Theodore Wm. Tashlik (11)	95,321	1.47%

All Named Executive Officers and Directors as a Group (11 Persons) (12)	898,560	13.32%

Others (13):

FMR Corp 82 Devonshire Street Boston, Massachusetts 02109	602,200	9.37%

Dimensional Fund Advisors LP 1299 Ocean Ave. – 11th Floor Santa Monica, CA 90401	515,857	8.03%

AMH Equity LLC Leviticus Partners LP Parameter Partners LLC 30 Park Avenue, Suite 12F New York, NY 10016	333,000	5.18%
____________
* Represents less than 1% of the outstanding shares of Common Stock including shares issuable to such beneficial owner under options which are presently exercisable or will become exercisable within 60 days.

(1)	Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown as beneficially owned by such person.
(2)	Includes 121,700 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2008.
(3)	Includes 24,000 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2008.
(4)	Includes 11,000 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2008.
(5)	Includes 16,000 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2008.
(6)	Includes 28,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2008.
(7)	Includes 19,000 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2008.
(8)	Includes 7,667 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2008.

(Footnotes continued from previous page)

(9)	Includes 22,000 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2008.
(10)	Includes 28,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2008.
(11)	Includes 38,400 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2008.
(12)	Includes 316,567 shares of Common Stock which may be acquired upon the exercise of stock options which are presently exercisable or will become exercisable within 60 days of April 21, 2008.
(13)	Based on Schedules 13D and 13G and Forms 13F filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation earned for the years ended December 31, 2007 and 2006, by the Company’s Principal Executive Officer and its two other most highly compensated individuals who served as executive officers during 2007 and whose total compensation, exclusive of any non-equity incentive plans, exceeded $100,000.

Name and Principal Position	Year	Salary (1) ($)	Bonus ($)		Option Awards (2) ($)	All Other Compensation ($)		Total ($)

Laurence Moskowitz	2007	444,000	21,375	(4)	72,968	8,400	(3)	546,743
Chairman of the Board, President, and Chief Executive Officer	2006	427,001	570,050	(4)	49,862	8,400	(3)	1,055,313
(Principal Executive Officer)

Lawrence A. Thomas	2007	258,000	25,000		26,203	-		309,203
Chief Operating Officer	2006	250,000	30,000		17,487	-		297,487

Kenneth G. Torosian	2007	273,491	86,250	(5)	20,218	-		379,959
Chief Financial Officer, Treasurer, and Secretary	2006	234,210	218,290	(6)	5,201	-		457,701
(Principal Financial Officer)
________________________

(1)	Base salaries as of January 1, 2008, for Messrs. Moskowitz, Thomas, and Torosian were $444,000, $258,000, and $300,000, respectively.
(2)
Represents the amount expensed in 2007 and 2006 under SFAS No. 123R in connection with option awards. The assumptions used in the calculation of these amounts are included in Note 12 to consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(3)	Represents an annual auto allowance.
(4)	Represents a bonus paid in connection with the sale of U.S. Newswire, the Company’s press release distribution division in September 2006.
(5)	Includes $14,250 for a bonus paid in connection with the sale of U.S. Newswire.
(6)	Includes $200,290 for a bonus paid in connection with the sale of U.S. Newswire.

Stock options granted to executive officers vest over a four-year period under one of two alternative vesting schedules. One vesting schedule provides for 20% of the stock options granted being exercisable on the grant date and an additional 20% becoming exercisable on the anniversary of the grant date in each of the next four years. The second vesting schedule provides for 25% of the stock options granted becoming exercisable on the anniversary of the grant date in each of the next four years.

The Company has entered into an amended and restated employment agreement with Laurence Moskowitz dated as of December 31, 2005. Under the terms of the employment agreement, Mr. Moskowitz is to receive an annual base salary subject to annual increases and a potential annual bonus equal to a minimum of 30% of his base salary subject to attaining certain goals as established by the Compensation Committee of the Company’s Board of Directors. The employment agreement automatically renews December 31 of each year until it is terminated in accordance with its provisions. In the event the Company terminates the employment agreement without Cause, as such term is defined in the employment agreement, Mr. Moskowitz is entitled to receive a severance payment payable over a four-year period equal to 300% of his salary and 155% of his most recent bonus. The employment agreement contains non-compete and non-solicitation provisions that are applicable during its term and extend for a period of one year upon the termination of the agreement, except that such period shall be increased to four years after termination in the event Mr. Moskowitz receives the above-referenced severance payment.

The Company has entered into an employment agreement with Mr. Lawrence A. Thomas, its Chief Operating Officer, dated as of September 9, 2005, pursuant to which Mr. Thomas is to receive an annual base salary. Mr. Thomas is eligible to receive a discretionary bonus of up to 60% of his base salary based on performance for each future year of his employment in accordance with the terms of his employment agreement and as determined by the Compensation Committee of the Company’s Board of Directors. The employment agreement continues in effect until terminated in accordance with its provisions. In the event the Company terminates the employment agreement without Cause, as such term is defined in the employment agreement, Mr. Thomas is entitled to receive a severance payment equal to his annual salary. Mr. Thomas’ agreement contains non-compete and non-solicitation provisions that are applicable during the term and extend for a period of twenty-four months upon the termination of the agreement, except that such period shall be reduced to twelve months in the event Mr. Thomas’ employment is terminated without cause.

The Company has entered into an employment agreement with Mr. Kenneth G. Torosian, dated as of July 11, 2005, pursuant to which Mr. Torosian is to receive an annual base salary subject to annual increases. In addition, Mr. Torosian is eligible to receive a bonus for each year of his employment in accordance with the terms of his employment agreement and as determined by the Compensation Committee of the Company’s Board of Directors. The employment agreement continues in effect until terminated in accordance with its provisions. In the event the Company terminates the employment agreement without Cause, as such term is defined in the employment agreement, Mr. Torosian is entitled to receive a severance payment equal to his annual salary. Mr. Torosian’s agreement contains non-compete and non-solicitation provisions that are applicable during the term and extend for a period of twenty-four months upon the termination of the agreement, except that such period shall be reduced to twelve months in the event the Company terminates Mr. Torosian’s employment without Cause.

Outstanding Equity Awards at Fiscal Year-End
	Option Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price	Option Expiration
Name	Exercisable	Unexercisable		($)	Date

Laurence Moskowitz	11,000	-		16.13	3/15/2008
	10,000	-		11.25	3/14/2009
	1,500	-		5.38	10/27/2009
	27,000	-		3.30	5/24/2011
	20,000	-		2.61	1/1/2012
	12,000	3,000	(1)	2.70	9/7/2014
	23,100	69,300	(2)	4.13	3/15/2016
	5,000	15,000	(3)	4.99	12/14/2016

Lawrence A. Thomas	12,000	8,000	(4)	2.92	9/8/2015
	8,000	12,000	(5)	3.00	9/7/2016
	4,000	16,000	(6)	4.27	9/9/2017

Kenneth G. Torosian	6,000	4,000	(7)	2.90	7/10/2015
	5,000	15,000	(3)	4.99	12/14/2016
	-	45,000	(8)	4.08	11/15/2017
_________________________

(1)	Options to purchase 3,000 shares of Common Stock vest on September 8, 2008.
(2)	Options to purchase 23,100 shares of Common Stock vest on each of March 16, 2008, 2009, and 2010.
(3)	Options to purchase 5,000 shares of Common Stock vest on each of December 15, 2008, 2009, and 2010.
(4)	Options to purchase 4,000 shares of Common Stock vest on each of September 9, 2008 and 2009.
(5)	Options to purchase 4,000 shares of Common Stock vest on each of September 8, 2008, 2009, and 2010.
(6)	Options to purchase 4,000 shares of Common Stock vest on each of September 9, 2008, 2009, 2010, and 2011.
(7)	Options to purchase 2,000 shares of Common Stock vest on each of July 11, 2008 and 2009.
(8)	Options to purchase 11,250 shares of Common Stock vest on each of November 16, 2008, 2009, 2010, and 2011.

Potential Payments on Termination or Change-in-Control

Laurence Moskowitz

In accordance with his employment agreement, Mr. Moskowitz is entitled to receive certain salary continuation and severance payments in connection with the termination of his employment. Mr. Moskowitz is not entitled to any future benefits in the event of a termination for Cause (as such term is defined in his employment agreement).

In the event that Mr. Moskowitz is terminated without Cause or the Company provides notice of its intention to not renew his employment agreement, Mr. Moskowitz will continue to receive his salary and participate in the Company’s group benefit plans for the remainder of that calendar year. In addition, subject to entering into a separation and release agreement that is satisfactory to the Company, Mr. Moskowitz is entitled to receive severance payments totaling the sum of 300% of his then current salary at the date of termination and 155% of the bonus earned for the most recently completed year. Such total severance amount would be paid over a four-year period, with Mr. Moskowitz receiving 31%, 26%, 23%, and 20% of the total severance in each of the successive four years, respectively. In the event of certain actions taken by the Company’s Board of Directors over the objections of senior management of the Company or certain events occurring, including, but not limited to, a material breach of the employment agreement by the Company, Mr. Moskowitz can terminate his employment agreement and be entitled to the same payments as he is entitled to for a termination without Cause.

In the event of termination upon death, Mr. Moskowitz’ designee or estate will continue to receive his then current salary at the date of termination for a period of eighteen months. In addition, the Company will make payments under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) to continue health benefits coverage for a period of eighteen months on behalf of Mr. Moskowitz’ dependents.

In the event of termination upon disability, Mr. Moskowitz will continue to receive his then current salary at the date of termination and the Company will make payments under COBRA to maintain his health benefits coverage for a period of eighteen months. In addition, Mr. Moskowitz is entitled to receive disability payments based on the sum of 90% of his most recent annual salary plus 50% of his bonus earned for the most recently completed year (the “Disability Base”). The amount of disability payments Mr. Moskowitz will receive for each of the next four calendar years commencing on the January 1 following the date of termination upon disability is equal to 90%, 80%, 70%, and 60%, respectively, of the Disability Base.

In the event of termination of Mr. Moskowitz’ employment for any reason, including voluntary termination by Mr. Moskowitz, during the twenty-four month period following a change in control of the Company, Mr. Moskowitz is entitled to receive severance in an amount equal to three times the sum of his then current salary at the date of termination plus his bonus earned for the most recently completed year. In addition, the Company will continue to pay the cost of health benefits for a period of twelve months, Mr. Moskowitz will continue to receive an auto allowance equal to $8,400 per year, and Mr. Moskowitz will receive outplacement services not to exceed $15,000.

In addition to the above payments, in the event of a termination without Cause or a termination upon death, disability, or a change in control of the Company, all of Mr. Moskowitz’ outstanding unvested stock options will vest immediately.

Lawrence Thomas

In accordance with his employment agreement, Mr. Thomas is entitled to receive certain severance payments in connection with the termination of his employment. Mr. Thomas is not entitled to any future benefits in the event of a termination for Cause (as such term is defined in his employment agreement) or upon death.

In the event that Mr. Thomas is terminated without Cause, Mr. Thomas is entitled to receive severance payments equal to one year of his then current salary at the date of termination and will continue to participate in the Company’s group health benefits on the same terms as prior to his termination for such one-year period. In the event of certain actions taken by the Company’s Board of Directors including, but not limited to, a material breach of the employment agreement by the Company, Mr. Thomas can terminate his employment agreement and be entitled to the same payments as he is entitled to for a termination without Cause.

In the event of termination upon disability, Mr. Thomas will continue to receive his then current salary at the date of termination and the Company will make payments under COBRA to maintain his health benefits coverage for a period of six months.

In the event of termination of Mr. Thomas’ employment for reasons other than Cause, voluntary termination by Mr. Thomas, or upon death or disability during the twelve-month period following a change in control of the Company, Mr. Thomas is entitled to receive severance in an amount equal to the sum of his then current annual salary at the date of termination plus his bonus earned for the most recently completed year. In addition, Mr. Thomas will continue to participate in the Company’s group health benefits on the same terms as prior to his termination for a one-year period and will receive outplacement services not to exceed $3,000.

In addition to the above payments, in the event of a termination without Cause or a termination upon death, disability, or a change in control of the Company, all of Mr. Thomas’ outstanding unvested stock options will vest immediately.

Kenneth G. Torosian

In accordance with his employment agreement, Mr. Torosian is entitled to receive certain severance payments in connection with the termination of his employment. Mr. Torosian is not entitled to any future benefits in the event of a termination for Cause (as such term is defined in his employment agreement).

In the event that Mr. Torosian is terminated without Cause, Mr. Torosian is entitled to receive severance payments equal to one year of his then current salary at the date of termination and will continue to participate in the Company’s group health benefits on the same terms as prior to his termination for such one-year period.

In the event of termination upon death, Mr. Torosian’s designee or estate will continue to receive his then current salary at the date of termination for a period of six months. In addition, the Company will make payments under COBRA to continue health benefits coverage for a period of six months on behalf of Mr. Torosian’s dependents.

In the event of termination upon disability, Mr. Torosian will continue to receive his then current salary at the date of termination and the Company will make payments under COBRA to maintain his health benefits coverage for a period of six months.

In the event of termination of Mr. Torosian’s employment for reasons other than Cause, voluntary termination by Mr. Torosian, or upon death or disability during the twelve-month period following a change in control of the Company, Mr. Torosian is entitled to receive severance in an amount equal to two times the sum of his then current annual salary at the date of termination plus his bonus earned for the most recently completed year. In addition, Mr. Torosian will continue to participate in the Company’s group health benefits on the same terms as prior to his termination for a one-year period and will receive outplacement services not to exceed $3,000.

In addition to the above payments, in the event of a termination without Cause or a termination upon death, disability, or a change in control of the Company, all of Mr. Torosian’s outstanding unvested stock options will vest immediately.

Equity Compensation Plan Information

The following table summarizes certain information as of December 31, 2007, with respect to the Company’s equity compensation plans under which securities of the Company are authorized for issuance.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,002,680	$4.90	1,105,182

The Company does not have any equity compensation plans that have not been authorized by its stockholders.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee of the Board of Directors is comprised of three independent directors. The duties of the Audit Committee include oversight of the financial reporting process for the Company through periodic meetings with the Company's independent registered public accounting firm and management of the Company to review accounting, auditing, internal controls and financial reporting matters, compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s independent registered public accounting firm.

During fiscal year 2007 the Audit Committee met four times prior to the release of quarterly earnings information. The Company's senior financial management and independent registered public accounting firm were in attendance at all such meetings. At each of the four meetings, the Audit Committee conducted a private session with the independent registered public accounting firm without the presence of management.

The management of the Company is responsible for the preparation and integrity of financial information and related systems of internal controls. The Audit Committee, in carrying out its role, relies upon the Company's senior management, including particularly its senior financial management, to prepare financial statements with integrity and objectivity and in accordance with generally accepted accounting principles and upon the Company's independent registered public accounting firm to review (in the case of quarterly financial statements) or audit (in the case of its annual financial statements), as applicable, such financial statements in accordance with generally accepted auditing standards.

The Audit Committee has reviewed and discussed with senior management the Company's audited financial statements for the fiscal year ended December 31, 2007, included in the Company's 2007 Annual Report to Stockholders. Management has confirmed to the Audit Committee that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

In discharging the Committee's oversight responsibility for the audit process, the Audit Committee has discussed with KPMG LLP ("KPMG"), the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (“SAS 61”), “Communication with Audit Committees.” SAS 61 requires the Company's independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibilities under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant accounting adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit.

The Audit Committee has obtained from KPMG a letter providing the disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” with respect to any relationship between KPMG and the Company that in their professional judgment may reasonably be thought to bear on independence. KPMG has discussed its independence with the Audit Committee, and has confirmed in its letter to the Audit Committee that, in its professional judgment, it is independent of the Company within the meaning of the United States securities laws.

Based upon the foregoing review and discussions with senior management of the Company, the Audit Committee has recommended to the Company's Board that the financial statements prepared by the Company's management and audited by its independent registered public accounting firm be included in the Company's 2007 Annual Report to Stockholders, and that such financial statements for fiscal 2007 also be included in the Company's Annual Report on Form 10-K for filing with the United States Securities and Exchange Commission. The Committee also has recommended to the Board the reappointment of KPMG as the Company's outside accounting and audit firm for 2008, and the Board has concurred in such recommendation.

As specified in the Audit Committee charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. These are the responsibilities of the Company's management and its independent registered public accounting firm. In giving its recommendations to the Board, the Audit Committee has relied on (i) management's representations to it that the financial statements prepared by management have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Company's independent registered public accounting firm with respect to such financial statements.

Each of the members of the Audit Committee is independent as defined under the requirements of Rule 4200(a)(15) of the Nasdaq listing standards.

Presented by the members of the Audit Committee:
Bruce E. Bishop
Harold Finelt
James J. O'Neill

Audit Committee Financial Expert

Medialink’s Board of Directors has determined that Medialink has two Independent Audit Committee financial experts serving on its Audit Committee, Messrs. Harold Finelt and Bruce E. Bishop.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company is asking the stockholders to ratify the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests.

KPMG LLP has audited the Company’s financial statements annually since 1987. Its representatives will be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

During the years ended December 31, 2007 and 2006, the Company incurred approximately $473,000 and $379,000, respectively, for audit services provided by KPMG LLP. These fees included the full scope audit of the Company’s financial statements included in its annual report on Form 10-K and reviews of the Company’s financial statements included in its quarterly reports on Forms 10-Q.

Audit-Related Fees

The Company did not incur any fees for audit-related services provided by KPMG LLP during the years ended December 31, 2007 and 2006.

Tax Fees

During the years ended December 31, 2007 and 2006, the Company incurred approximately $43,500 and $35,000, respectively, for tax services provided by KPMG LLP.

All Other Fees

There were no fees billed by KPMG LLP during the years ended December 31, 2007 and 2006, for any other services.

The Audit Committee approved all of the services described in the sections Audit Related Fees, Tax Fees, and Other Fees, and it has determined that the non-audit services rendered by its Independent Registered Public Accounting Firm during its most recent fiscal year are compatible with maintaining their independence.

Pre-Approval Policies

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Independent Registered Public Accounting Firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the Independent Registered Public Accounting Firm and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage the Independent Registered Public Accounting Firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the Independent Registered Public Accounting Firm. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chairman of the Audit Committee must report on such pre-approvals at the next scheduled Audit Committee meeting.

All fiscal year 2007 audit and non-audit services provided by the Independent Registered Public Accounting Firm were pre-approved.

The Board of Directors recommends a vote FOR the ratification of the selection of KPMG LLP to serve as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2008.

OTHER BUSINESS

The Board does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the Meeting other than as set forth above. If any other matter should be presented properly, it is the intention of the persons named as proxies to vote on such matters in accordance with their judgment.

Voting Procedures

Directors of the Company must be elected by a plurality of the vote of the shares of Common Stock present in person or represented by proxy at the Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

With respect to any other matter that may be submitted to the stockholders for a vote, the affirmative vote of the holders of at least a majority of the shares of Common Stock present in person or represented by proxy at the Meeting for a particular matter is required to become effective. With respect to abstentions, the shares are considered present at the Meeting for the particular matter, but since they are not affirmative votes for the particular matter, they will have the same effect as votes against the matter. With respect to broker non-votes, the shares are not considered present at the Meeting for the particular matter as to which the broker withheld authority.

No Incorporation by Reference

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the “Audit Committee Report” specifically is not incorporated by reference into any other filings with the SEC.

This proxy statement is sent to you as part of the proxy materials for the 2008 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our Common Stock.

PROPOSALS FOR 2009 ANNUAL MEETING

Deadline for Receipt of Stockholder Proposals

Under the rules of the SEC, proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2009 annual meeting and that stockholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company no later than January 16, 2009, which is not less than 120 calendar days prior to the anniversary of this year's mail date, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting. The proposal should be sent to Kenneth G. Torosian, Secretary, at the address of the Company set forth on the first page of this proxy statement. If a stockholder wishes to present a proposal at the Company's annual meeting in the year 2009 and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the Company's Bylaws. For such proposals, the Bylaws require that any stockholder who would like to nominate an individual for election as a Director or who wishes to introduce a proposal or other business at the Company’s 2009 Annual Meeting of Stockholders must give the Company advance written notice thereof not less than 90 days nor more than 120 days prior to the anniversary date of the date the Company first mailed its proxy material for the 2008 Annual Meeting or January 16, 2009 to February 14, 2009. Stockholders may request a copy of the Bylaws from Kenneth G. Torosian, Secretary, at the address of the Company set forth on the first page of this Proxy Statement.

Annual Report

The Company's Annual Report containing audited consolidated financial statements for the fiscal year ended December 31, 2007, accompanies this Proxy Statement. THE COMPANY WILL SEND TO A STOCKHOLDER, UPON REQUEST WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) INCLUDING THE FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2007, INCLUDING THE NOTES TO THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE SEC. THE EXHIBITS CAN ALSO BE OBTAINED FROM THE COMPANY UPON THE PAYMENT OF A REASONABLE FEE TO COVER THE REASONABLE COST OF REPRODUCING AND DISTRIBUTING SUCH EXHIBITS. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF KENNETH G. TOROSIAN, SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT. YOU CAN ALSO ACCESS OUR SEC FILINGS, INCLUDING OUR ANNUAL REPORT ON FORM 10-K, ON OUR WEBSITE AT WWW.MEDIALINK.COM AND ON THE SEC WEBSITE AT WWW.SEC.GOV.

By Order of the Board of Directors
MEDIALINK WORLDWIDE INCORPORATED

Kenneth G. Torosian
Secretary

Dated: May 15, 2008

MEDIALINK WORLDWIDE INCORPORATED

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
MEDIALINK WORLDWIDE INCORPORATED
IN CONNECTION WITH ITS 2008 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 19, 2008

The undersigned stockholder of Medialink Worldwide Incorporated (the "Company") hereby appoints Laurence Moskowitz and Kenneth G. Torosian, or either of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote at the 2008 annual meeting of stockholders of the Company to be held on June 19, 2008, and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if personally present, for the following purposes:

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED

(Continued on the reverse side)

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MEDIALINK WORLDWIDE INCORPORATED

Annual Meeting
of
Stockholders

Thursday, June 19, 2008
9:30 A.M.
Medialink Worldwide Incorporated
708 Third Avenue
New York, New York 10017

MEDIALINK WORLDWIDE INCORPORATED RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES AND PROPOSALS LISTED BELOW

Please mark your votes as ☒  indicated in this example

1. ELECTION OF NOMINEES-To elect each of 01 Harold Finelt, 02 Laurence Moskowitz, and 03 Jeffrey Stone as a director of the Company to serve three-year terms until the Company's 2011 Annual Meeting of Stockholders.

FOR all nominees listed above (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed above

☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008.

FOR	AGAINST	ABSTAIN

☐	☐	☐

3. In their discretion upon such other matters as may properly come before the Meeting.

This Proxy will be voted as directed or, if no direction is given, will be voted FOR the election of the nominees and the approval of the proposals described above.

Dated: ___________________________________________________________________, 2008

(Signature)

(Signature)

(Title or Capacity)

(Please sign your name or names exactly as it appears on your stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or corporate executor, please give your full title as such. For joint accounts, all co-owners should sign.)

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